EXHIBIT 4.1

                            PERFISANS HOLDINGS, INC.
                            (A Maryland Corporation)




                                 PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.



US$250,000        Date: March 25, 2004

         FOR VALUE RECEIVED, Perfisans Holdings, Inc., a Maryland corporation ("BORROWER" or "COMPANY"), hereby unconditionally promises to pay as set forth herein to the order of Concord Idea Corp. ("LENDER") the principal sum of US$250,000.00 (the "PRINCIPAL AMOUNT"), together with accrued and unpaid interest thereon, in the manner set forth herein. Borrower further agrees to pay interest on the Principal Amount at the rate of 2% per month (the "STATED INTEREST RATE") on the outstanding Principal Amount. Interest shall be calculated from and including the date of this Note until such Principal Amount has been repaid in full. Interest shall be paid on the due date and shall be calculated on the basis of a 12 month year or time period, as the case may be, for the actual number of days elapsed.

1. PRINCIPAL REPAYMENT. The outstanding Principal Amount and interest shall be payable the sooner of (i) the date that is four months from the date of this Note, or (ii) upon the Company's receipt of at least $4,000,000 in gross proceeds from the public or private sale of the Company's securities. ("Due
Date).

2. INTEREST PAYMENT. Lender shall be entitled to receive interest at a rate of 2% per month payable on the Due Date.

3. PLACE OF PAYMENT; APPLICATION OF PAYMENTS. All amounts payable hereunder shall be payable to Lender in United States dollars to such bank account as shall be designated by Lender in immediately available funds or as otherwise specified to Borrower in writing, as the case may be. Payment on this Note shall be applied first to any expenses of collection, then to accrued interest, and thereafter to the outstanding principal balance hereof.

4. DEFAULT. The following events shall each be an "Event of Default" under this
Note:

         A. bankruptcy or insolvency of Borrower;

         B. Borrower's failure to pay any of the Principal Amount due under this Note on the date the same becomes due and payable, or any accrued interest or other amounts due under this Note after the same becomes due and payable; and

         C. breach of any material covenant or agreement contained in this Note.

         Upon the occurrence of an Event of Default, the unpaid Principal Amount, all unpaid accrued interest thereon and all other amounts owing hereunder may, at the option of Lender, become immediately due and payable to Lender,

PROVIDED,  HOWEVER, that upon the occurrence of an Event of Default described in
Section 4A, all indebtedness of Borrower to Lender shall become immediately due and payable without any action of Lender.

5. COVENANTS.

         A. USE OF PROCEEDS. The Borrower shall use the net cash proceeds loaned to Borrower pursuant to this Note for working capital and general corporate purposes.

         B. COMPLIANCE WITH AGREEMENTS. The Borrower shall perform and observe, or cause to be performed or observed, as the case may be, all of the provisions in its certificate of incorporation, its bylaws, and the obligations pursuant to the terms, agreements and covenants of this Note and all documents and agreements executed or delivered in connection with this Note. The Borrower expressly represents that Borrower has the full power and authority to deliver the Note, that the Note has been duly authorized, executed and delivered by the Borrower, and Borrower's obligations under the Note are legal, valid, binding and enforceable, absolute and unconditional.

         C. PRESERVATION OF CORPORATE EXISTENCE AND BUSINESS. The Borrower shall use best efforts to preserve intact its present business organization, rights and privileges and present goodwill and, to the best of its ability, its relationships existing with other parties and shall at all times cause to be done all things necessary to maintain, preserve, and renew its corporate existence and shall observe and conform with all valid requirements of all governmental authorities relating to the conduct of the business of the Borrower, the failure of which would have a material adverse effect upon the Borrower's business or financial condition. The Borrower shall maintain and keep in force all material licenses, permits and agreements necessary to the conduct of its businesses.

         D. MAINTENANCE OF PROPERTIES. The Borrower shall maintain and keep its properties, real and personal, in good repair, working order, and condition, and from time to time make all necessary or desirable repairs, renewals, and replacements, so that its business may be properly and advantageously conducted at all times.

         E. TAXES AND OTHER OBLIGATIONS. The Borrower shall pay and discharge all taxes, assessments, interest and installments on mortgages and governmental charges against it or against any of its properties, upon the respective dates when due, except to the extent that such taxes, assessments, interest, installments and governmental charges are contested in good faith and by appropriate proceedings.

         F. COMPLIANCE WITH OBLIGATIONS, LAWS, ETC. The Borrower shall comply with all of the obligations which it has incurred or to which it becomes subject pursuant to any contract or agreement, whether oral or written, express or implied, the breach of which might have a material adverse effect upon its business or financial condition, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto. The Borrower shall comply with all applicable laws, rules and regulations of all governmental authorities.

         G. TRADEMARKS, COPYRIGHTS AND PATENTS. The Borrower will not do any act, or omit to do any act, whereby Borrower's trademarks, copyrights or patents, or any application appurtenant thereto, may become abandoned, invalidated, unenforceable, avoided, avoidable, or will otherwise diminish in value, and shall notify Lender immediately if it knows of any reason or has reason to know of any ground under which this result may occur. Borrower shall take appropriate action at its expense to halt the infringement of Borrower's trademarks, copyrights and patents and shall properly exercise its duty to control the nature and quality of the goods offered by any licensees in connection therewith. The Borrower will pursue the registration or other protection of any trademark, copyright or patent that is reasonable or prudent.

6. WAIVER. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (i) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THEM, (ii) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED OR (iii) MAKE ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY LENDER AND BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO

EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. BORROWER WAIVES PRESENTMENT AND WRITTEN DEMAND FOR PAYMENT, NOTICE OF DISHONOR, PROTEST AND NOTICE OF PROTEST OF THIS NOTE. THE RIGHT TO PLEAD ANY AND ALL STATUTE OF LIMITATIONS AS A DEFENSE TO ANY DEMANDS HEREUNDER IS HEREBY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

7. ATTORNEY'S FEES; COLLECTION COSTS. If there has been an Event of Default by Borrower hereunder, Lender shall be entitled to receive and Borrower agrees to pay all costs of enforcement and collection incurred by Lender, including, without limitation, reasonable attorney's fees relating thereto.

8. NOTICES. Unless otherwise specified herein, all notices hereunder shall be in writing and shall be deemed to have been given when delivered by hand, or on the third business day after properly deposited with the United States Postal Service, as certified mail, return receipt requested, postage prepaid, or on the first business day after properly deposited with an overnight courier of national standing, addressed to the address indicated below:

         If to the Borrower, at:

         Perfisans Holdings, Inc.
         4118 14th Avenue, Unit 4,
         Markham, Ontario,
         Canada L3R 0J3


         If to the Lender, at:

         3993 14th Avenue,
         Markham, Ontario,
         Canada L3R 4Z6

or at any other address specified by Borrower or Lender in writing.

9. EXPENSES. The Borrower shall pay all expenses of the Lender in connection with the preparation of this Note or other documents executed in connection therewith, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the obligations hereunder, provided that Borrower shall not have to pay any such expenses in excess of $5,000, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder. The Borrower shall also pay all expenses of the Lender in connection with the waiver or amendment of this Note and the administration, default or collection of any amount due under this Note or other obligations or administration, default, collection in connection with the Lender's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the obligations hereunder, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder.

10. SET-OFF. Regardless any means of obtaining repayment of the obligations hereunder, any deposits, balances or other sums credited by or due from the Lender to the Borrower may, at any time and from time to time, without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Lender against any and all obligations of the Borrower to the Lender or any of its affiliates in such manner as the Lender in its sole discretion may determine, and the Borrower hereby grants to the Lender a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

11. NO WAIVERS OF LENDER'S RIGHTS. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies in this Note provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

12. NO IMPAIRMENT. The Borrower will not, by amendment of its charter document or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Lender, but will at times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lender.

13. LIMITATION ON INTEREST. Notwithstanding any other provision of this Note, interest on the indebtedness evidenced by this Note is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged or received by the Lender exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lender shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Borrower to the Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Lender. In determining whether or not the interest paid or payable with respect to any indebtedness of the Borrower to the Lender, under any specific contingency, exceeds the highest lawful rate, the Borrower and the Lender shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Note and all other agreements between the Borrower and the Company

14. AMENDMENTS. Neither this Note nor any provision hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Lender and, in the case of amendments, by the Borrower.

15. BINDING EFFECT OF NOTE. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that neither the Borrower nor the Lender may assign or transfer its rights or obligations hereunder. Notwithstanding the foregoing, Lender may transfer its rights and obligations under this Note to one or more of its affiliates.

16. PARTIAL INVALIDITY. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Note shall not affect the validity or enforceability of the remaining portions of it.

17. CAPTIONS. The captions and headings of the various sections and subsections of this Note are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

18. ENTIRE AGREEMENT. This Note and the documents and any agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN THE CITY OF TORONTO, STATE OF ONTARIO, CANADA. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.


                                           PERFISANS HOLDINGS, INC.


                                           By: _____________________________
                                               Name:  To-Hon Lam
                                               Title: President